Exhibit 99.1

CapitalSouth Bancorp to Voluntarily Delist from NASDAQ Capital Market

BIRMINGHAM, Ala.--(BUSINESS WIRE)--March 10, 2009--CapitalSouth Bancorp (NASDAQ: CAPB) (the “Company”), the bank holding company for CapitalSouth Bank, today announced that it has submitted written notice to the NASDAQ Stock Market LLC (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Capital Market. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and NASDAQ on or about March 20, 2009, to effect the voluntary delisting of its common stock from the NASDAQ Capital Market, with the delisting of its common stock taking effect no earlier than ten days thereafter. Trading in the Company’s common stock will be suspended as of the date of the Form 25 filing. As a result, the Company expects that the last day of trading of its common stock on the NASDAQ Capital Market will be on or about March 20, 2009.

Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although such securities may still be eligible for quotation on the Pink Sheets by broker-dealers. The Company does not currently intend to arrange for the listing or quotation of its securities on any securities exchange or quotation system.

Additionally, on the same day that the Form 25 becomes effective, on or around March 30, 2009, the Company intends to file a Form 15 with the SEC to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file certain periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements, will immediately be suspended upon filing of the Form 15.

The Company is not in compliance with Marketplace Rule 4310(c)(4), which is currently suspended but which would otherwise require that the Company evidence a minimum closing bid price of $1.00 per share. The Company is not currently subject to delisting due to the deficiency as a result of NASDAQ’s decision to temporarily suspend for all companies currently listed on any NASDAQ market, the bid price and market value requirements for continued listing on such NASDAQ markets, given the recent extraordinary market conditions.

In deciding to delist the Company’s common stock from NASDAQ and deregister its common stock under the Exchange Act, the Board of Directors concluded that the costs of remaining a public company, together with the additional complexities such status adds to executing the Company’s business plan and, at present, the limited liquidity available in the public markets, outweigh the benefits to the Company and its shareholders of continued NASDAQ listing and Exchange Act registration. The Board believes that shareholder value is best served through reducing costs and focusing on the Company’s business plan, rather than on maintaining the current public reporting status and NASDAQ listing.

Additional Information About CapitalSouth Bancorp

CapitalSouth Bancorp is a bank holding company operating 12 full-service banking offices through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville and Montgomery, Alabama, and Jacksonville, Florida. CapitalSouth Bank targets small to medium-sized businesses in the markets it services. CapitalSouth Bank offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through our full-service offices. CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events or otherwise.

CONTACT:
CapitalSouth Bancorp
Carol Marsh, 205-870-1939
Chief Financial Officer
www.capitalsouthbank.com